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                                                                  Exhibit 23.1
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                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Cornerstone Imaging, Inc., on Form S-8 of our reports dated January 31, 1997 (except Note 13 as to which the date is February 14, 1997) on our audits of the financial statements and financial statement schedule of Cornerstone Imaging, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, appearing in the 1996 Annual Report on Form 10-K.

/s/ Coopers & Lybrand, L.L.P.
COOPERS & LYBRAND, L.L.P.

San Jose, California
February 4, 1998